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                                                                    Exhibit 23.2

[Great Lakes Educational Loan Services, Inc. Letterhead]


January 21, 2003


Education Funding Capital Trust - I
Cincinnati, Ohio

Education Funding Capital I, LLC
Cincinnati, Ohio

     Re:  Education Funding Capital Trust - I
          Education Funding Capital I, LLC
          Auction Rate Education Loan Backed Notes, Series 2002 A1 & B1

     The information regarding Great Lakes Educational Loan Services, Inc. to be included in the Prospectus for the above-captioned Notes, as of the date of the Prospectus, does not contain any untrue statement of a material fact. We hereby consent to the use of such information in the Prospectus.

                                                  GREAT LAKES EDUCATIONAL LOAN
                                                  SERVICES, INC.



                                                  By: /s/ Michael J. Noack
                                                     ---------------------------
                                                  Name:  Michael J. Noack
                                                  Title: Chief Servicing Officer